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                                                                     EXHIBIT 3.2

                           AMENDED AND RESTATED BYLAWS
                                       OF
                             US AIRWAYS GROUP, INC.
                     (HEREINAFTER CALLED THE "CORPORATION")

                               SEPTEMBER 27, 2005

                              * * * * * * * * * * *

                                    ARTICLE I
                                     OFFICES

     The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, Delaware. The Corporation may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine.

                                   ARTICLE II
                            MEETINGS OF STOCKHOLDERS

     SECTION 1. Annual Meetings. The annual meeting of stockholders for the election of Directors shall be held on such date and at such time as shall be designated from time to time by the Board of Directors, at which meeting the stockholders shall elect a Board of Directors pursuant to Article III hereof and may transact such other business as may properly come before the meeting.

     SECTION 2. Special Meetings. Unless otherwise required by law or the Amended and Restated Certificate of Incorporation, as the same may be amended, restated or supplemented from time to time (the "Certificate of Incorporation"), special meetings of stockholders, for any purpose or purposes, may be called by either (i) the Chairman of the Board of Directors, (ii) the Chief Executive Officer or President or (iii) the Board of Directors. Such request shall state the purpose or purposes of the proposed meeting. At a special meeting of stockholders, only such business shall be conducted as shall be specified in the notice of meeting (or any supplement thereto). The ability of the stockholders to call a special meeting of stockholders is hereby specifically denied.

     SECTION 3. Location of Meetings. All meetings of the stockholders for any purpose may be held, within or without the State of Delaware, at such time and place as shall be designated from time to time by the Board of Directors.

     SECTION 4. List of Stockholders. The Secretary shall cause to be prepared a complete list of stockholders entitled to vote at any meeting of the stockholders, arranged in alphabetical order and showing the address of each stockholder and number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, at the principal place of

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business of the Corporation. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

     SECTION 5. Voting. Unless otherwise required by law, the Certificate of Incorporation, or these Bylaws, any question brought before any meeting of the stockholders, other than the election of Directors, shall be decided by the vote of the holders of a majority of the total number of votes of the Corporation's capital stock represented and entitled to vote thereat, voting as a single class. Except as otherwise required by applicable law, by the Certificate of Incorporation, or by these Bylaws, each stockholder entitled to vote shall, at every meeting of the stockholders, be entitled to one (1) vote in person or by proxy (as described below) for each share of voting stock held by him. Such right to vote shall be subject to the right of the Board of Directors to fix a record date for voting stockholders as hereinafter provided. The Board of Directors, in its discretion, or the Officer of the Corporation presiding at a meeting of the stockholders, in such Officer's discretion, may require that any votes cast at such meeting shall be cast by written ballot.

     SECTION 6. Proxies. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him or her by proxy, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally. Any proxy is suspended when the person executing the proxy is present at a meeting of stockholders and elects to vote, except that when such proxy is coupled with an interest and the fact of the interest appears on the face of the proxy, the agent named in the proxy shall have all voting and other rights referred to in the proxy, notwithstanding the presence of the person executing the proxy. At each meeting of the stockholders, and before any voting commences, all proxies filed at or before the meeting shall be submitted to and examined by the Secretary or a person designated by the Secretary, and no shares may be represented or voted under a proxy that has been found to be invalid or irregular.

     Without limiting the manner in which a stockholder may authorize another person or persons to act for such stockholder as proxy, the following shall constitute a valid means by which a stockholder may grant such authority:

          (a) A stockholder may execute a writing authorizing another person or persons to act for such stockholder as proxy. Execution may be accomplished by the stockholder or such stockholder's authorized Officer, Director, employee or agent signing such writing or causing such person's signature to be affixed to such writing by any reasonable means, including, but not limited to, by facsimile signature.


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          (b) A stockholder may authorize another person or persons to act for such stockholder as proxy by transmitting or authorizing the transmission of a telegram, cablegram or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such telegram, cablegram or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the stockholder. If it is determined that such telegrams, cablegrams or other electronic transmissions are valid, the inspectors or, if there are no inspectors, such other persons making that determination shall specify the information, on which they relied.

     Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission authorizing another person or persons to act as proxy for a stockholder may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used; provided, however, that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

     SECTION 7. Nature of Business at Meetings of Stockholders.

     (a) Annual Meetings of Stockholders. No business may be transacted at an annual meeting of stockholders, other than business that is either: (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (ii) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof), or (iii) otherwise properly brought before the annual meeting by any stockholder of the Corporation (A) who is a stockholder of record on the date of the giving of the notice provided for in this Section 7 and on the record date for the determination of stockholders entitled to notice of and to vote at such annual meeting and (B) who complies with the notice procedures set forth in this
Section 7.

     In addition to any other applicable requirements, for business, other than regarding nominations of persons for election to the Board of Directors, to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation and such other business must be a proper matter for stockholder action.

     To be timely, a stockholder's notice must be delivered to or mailed to and received by the Secretary of the Corporation at the principal executive offices of the Corporation not less than ninety (90) calendar days nor more than one hundred twenty (120) calendar days prior to the anniversary date of the immediately preceding annual meeting of Stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty
(30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of


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the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.

     A stockholder's written notice shall set forth with respect to any proposal such stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (ii) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business; (iii) the class and number of shares of the Corporation that are beneficially owned by such stockholder, (iv) the dates upon which the stockholder acquired such shares; (v) documentary support for any claim of beneficial ownership; (vi) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business; (vii) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting; (viii) a statement in support of the matter, and (ix) for proposals sought to be included in the Corporation's proxy statement, any other information required by Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     (b) Special Meetings of Stockholders. For business to be properly brought before a special meeting of stockholders, other than nominations of persons for election to the Board of Directors, a stockholder must give timely notice thereof in proper written form to the Secretary of the Corporation. To be timely, a stockholder's notice must be received by the Secretary of the Corporation at the principal executive offices of the Corporation at least ten
(10) days prior to the date of the first public notice of the special meeting.

     Such stockholder's notice to the Secretary shall set forth with respect to any proposal such stockholder proposes to bring before the special meeting (i) a brief description of the business desired to be brought before the special meeting and the reasons for conducting such business at the special meeting;
(ii) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business; (iii) the class and number of shares of the Corporation that are beneficially owned by such stockholder, (iv) the dates upon which the stockholder acquired such shares; (v) documentary support for any claim of beneficial ownership; (vi) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business;
(vii) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting, (viii) a statement in support of the matter; and (ix) for proposals sought to be included in the Corporation's proxy statement, any other information required by Rule 14a-8 under the Exchange Act.

     (c) Nature of Business. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an annual or special meeting of stockholders except business brought before such meeting in accordance with the procedures set forth


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in this Section 7; provided, however, that once business has been properly brought before such meeting in accordance with such procedures, nothing in this
Section 7 shall be deemed to preclude discussion by any stockholder of any such business. If the chairman of such meeting determines that business was not properly brought before the meeting in accordance with the foregoing procedures, the chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be considered or transacted.

     Notwithstanding the foregoing provisions of this Section 7, nothing in this
Section 7 shall be deemed to affect any rights of stockholders to make proposals pursuant to, and in accordance with, Rule 14a-8 under the Exchange Act, as amended (or any successor thereof).

     SECTION 8. Notice to Stockholders. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be mailed by the Secretary to each stockholder of record entitled to vote, at his or her last known post office address, which shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise required by law, written notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to notice of and to vote at such meeting.

     SECTION 9. Quorum. Unless otherwise required by applicable law or the Certificate of Incorporation, the holders of a majority of the Corporation's capital stock issued and outstanding and entitled to vote at a meeting of stockholders, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote at the meeting, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time without further notice until a quorum shall be present or represented.

     SECTION 10. Adjournment. Any meeting of the stockholders may be adjourned from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place, if any, thereof and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting in accordance with the requirements of Section 8 of this Article II shall be given to each stockholder of record entitled to notice of and to vote at the meeting.


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     SECTION 11. Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of the stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of the stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of the stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     SECTION 12. Stock Ledger. The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Section 4 of this Article II or the books of the Corporation, or to vote in person or by proxy at any meeting of the stockholders. For these purposes, the stock ledger shall include the Foreign Stock Record described in Article XII of these Bylaws and all the provisions of
Article XII governing the maintenance and use of the Foreign Stock Record.

     SECTION 13. Conduct of Meetings. The Board of Directors may adopt by resolution such rules and regulations for the conduct of any meeting of the stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of any meeting of the stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (iii) rules and procedures for maintaining order at the meeting and the safety of those present;
(iv) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine;
(v) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (vi) limitations on the time allotted to questions or comments by participants.

     SECTION 14. Inspectors of Meeting. In advance of any meeting of the stockholders, the Board of Directors, by resolution, the Chairman of the Board, Chief Executive Officer or the President shall appoint one or more inspectors to act at the meeting and make a written report thereof. One or more other persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of the stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Unless otherwise required by


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applicable law, inspectors may be Officers, employees or agents of the
Corporation. Each inspector, before entering upon the discharge of the duties of inspector, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector's ability. The inspector shall have the duties prescribed by law and shall take charge of the polls and, when the vote is completed, shall make a certificate of the result of the vote taken and of such other facts as may be required by applicable law.

                                   ARTICLE III
                                    DIRECTORS

     SECTION 1. Number of Directors. The business, property and affairs of the Corporation shall be managed by or under the direction of its Board of Directors, consisting of not less than one or more than fifteen (15) members, the exact number of which shall be fixed from time to time by resolution adopted by the affirmative vote of a majority of the Board of Directors then in office, except as otherwise set forth in the Certificate of Incorporation. Directors need not be stockholders.

     SECTION 2. Nomination of Directors. Only persons who are nominated in accordance with the following procedures shall be eligible for election as Directors of the Corporation, except as may be otherwise provided pursuant to the Stockholders Agreement, dated as of [ ], 2005, by and among the Corporation, ACE Aviation Holdings, Inc., Eastshore Aviation, LLC, PAR Investment Partners, L.P., Peninsula Investment Partners, L.P., Wellington Management Company, LLP, and Tudor Investment Corp., or pursuant to other contractual obligations of the Corporation regarding the nomination of persons for election to the Board of Directors. Nominations of persons for election to the Board of Directors may be made at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing Directors, (i) by or at the direction of the Board of Directors (or any duly authorized committee thereof), or (ii) by any stockholder of the Corporation (a) who is a stockholder of record on the date of the giving of the notice provided for in this Section 2 and on the record date for the determination of stockholders entitled to notice of and to vote at such meeting, and (b) who complies with the notice procedures set forth in this Section 2.

     In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

     To be timely, a stockholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation (a) in the case of an annual meeting, not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth
(10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was


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made, whichever first occurs, and (b) in the case of a special meeting of stockholders called for the purpose of electing Directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever fist occurs.

     To be in proper written form, a stockholder's notice to the Secretary must set forth (i) as to each person whom the stockholder proposes to nominate for election as a Director (a) the name, age, business address and residence address of the person, (b) the principal occupation or employment of the person, (c) the class or series and number of shares of capital stock of the Corporation which are owned of record by the person, and (d) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of Directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder, and (ii) as to the stockholder giving the notice (a) the name and record address of such stockholder, (b) the class or series and number of shares of capital stock of the Corporation which are owned of record by such stockholder, (c) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (d) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice, and (e) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of Directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must he accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a Director if elected.

     No person shall be eligible for election as a Director of the Corporation unless nominated in accordance with the procedures set forth in this Section 2. If the chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

     SECTION 3. Election; Term; Vacancies. The Directors shall be divided into three classes, designated Class I, Class IIand Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of Directors constituting the entire Board of Directors. The initial division of the Board of Directors into classes shall be made by the decision of the affirmative vote of a majority of the entire Board of Directors. The terms of the initial Class I, Class II and Class III Directors shall commence at the "Effective Time" of the "Merger," as those terms are defined in the Corporation's plan of reorganization (the "Plan"), as confirmed by an order of the United States Bankruptcy Court for the Eastern District of Virginia, Alexandria Division on [INSERT DATE] in connection with the Corporation's filing on September 12, 2004 of a voluntary petition seeking relief under Chapter 11 of the Bankruptcy Code. The term of the initial Class I Directors shall expire at the time of the first annual meeting of the


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stockholders following the Effective Time of the Merger. The term of the initial
Class II Directors shall expire at the time of the second annual meeting of the stockholders following the Effective Time of the Merger. The term of the initial Class III Directors shall expire at the time of the third annual meeting of the stockholders following the Effective Time of the Merger. Thereafter, Directors elected to replace those whose terms have expired at each such annual meeting shall be elected at such meeting to hold office for a full three-year term, and until their successors are duly elected and qualified, in accordance with such classification. If the number of Directors is changed, any increase or decrease in the number of directorships shall be apportioned among the classes so as to maintain the number of Directors in each class as nearly equal as possible. Any additional Director of any class elected to fill a vacancy resulting from (i) an increase in such class, (ii) the removal from office, death, disability, resignation or disqualification of a Director, or (iii) other cause, shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of Directors have the effect of removing or shortening the term of any incumbent Director.

     Except as otherwise provided in the Certificate of Incorporation or in this
Section 3, Directors shall be elected by a plurality of the votes cast at each annual meeting of the stockholders.

     Any vacancy on the Board of Directors that results from an increase in the number of Directors may be filled by a majority of the Board of Directors then in office, provided that a quorum is present, and any other vacancy occurring on the Board of Directors may be filled by a majority of the Board of Directors then in office, even if less than a quorum, or by a sole remaining Director. Any Director of any class elected to fill a vacancy resulting from an increase in the number of Directors of such class shall hold office for a term that shall coincide with the remaining term of that class. Any Director elected to fill a vacancy not resulting from an increase in the number of Directors shall have the same remaining term as his or her predecessor.

     SECTION 4. Powers of Directors. The business, property and affairs of the Corporation shall be managed by or under the direction of its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

     SECTION 5. Compensation. Directors may be paid their expenses, if any, of attendance at each meeting of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary for service as Director, payable in cash or securities as the Board of Directors shall from time to time prescribe. Except as required by applicable law, no such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for service as committee members.

     SECTION 6. Resignations and Removals of Directors. Any Director of the Corporation may resign at any time, by giving notice in writing to the Chairman of the


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Board, the Chief Executive Officer, the President or the Secretary of the
Corporation. Such resignation shall take effect at the time therein specified or, if no time is specified, immediately; and, unless otherwise specified in such notice, the acceptance of such resignation shall not be necessary to make it effective. Except as otherwise required by applicable law, or pursuant to contractual obligations of the Corporation regarding the removal of Directors, any Director may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least eighty percent (80%) of the voting power of the issued and outstanding capital stock of the Corporation entitled to vote in the election of Directors.

                                   ARTICLE IV
                              MEETINGS OF DIRECTORS

     SECTION 1. Annual Meeting. After each annual election of Directors, the newly elected Board of Directors may meet for the purpose of organization, the election of Officers, and the transaction of other business, at such place and time as shall be fixed by the newly elected Board of Directors at the annual meeting, and, if a majority of the newly elected Board of Directors be present at such place and time, no prior notice of such meeting shall be required to be given to the newly elected Board of Directors. The place and time of such meeting may also be fixed by written consent of the newly elected Board of Directors.

     SECTION 2. Regular Meetings. Bi-monthly meetings of the Board of Directors shall be held in January, March, May, July, September and November in each year or at such other times as may be determined by the Board of Directors, on the date and at a time and place designated from time to time by the Board of Directors. The Secretary shall forward to each Director notice thereof stating the place, date and hour of the meeting either by mail or overnight courier not less than forty-eight (48) hours before the hour provided for the start of such meeting, by telephone or electronic means not less than twenty-four (24) hours before the hour provided for the start of such meeting, or on such shorter notice as the Secretary may deem necessary or appropriate in the circumstances.

     SECTION 3. Special Meetings. Special meetings of the Directors may be called individually by the Chairman of the Board, the Chief Executive Officer or the President, or by the Chairman upon the written request of two or more Directors. Notice thereof stating the place, date and hour of the special meeting shall be given to each Director either by mail or overnight courier not less than forty-eight (48) hours before the hour provided for the start of such meeting, by telephone or electronic means not less than twenty-four (24) hours before the hour provided for the start of such meeting, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances.

     SECTION 4. Location. Meetings of the Directors, both regular and special, may be held within or without the State of Delaware at such place as is indicated in the notice thereof.


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     SECTION 5. Quorum. Except as otherwise required by applicable law or the
Certificate of Incorporation, at all meetings of the Board of Directors, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting of the time and place of the adjourned meeting, until a quorum shall be present.

     SECTION 6. Organization. At each meeting of the Board of Directors, the Chairman of the Board, or, in his or her absence, a Director chosen by a majority of the Directors present, shall act as chairman. The Secretary of the Corporation shall act as secretary at each meeting of the Board of Directors. In case the Secretary shall be absent from any meeting of the Board of Directors, the chairman of the meeting may appoint any person to act as secretary of the meeting.

     SECTION 7. Actions of the Board by Written Consent. Unless otherwise provided in the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any Committee thereof may be taken without a meeting, if all the members of the Board of Directors or Committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or Committee.

     SECTION 8. Meetings by Means of Conference Telephone. Unless otherwise provided in the Certificate of Incorporation or these Bylaws, members of the Board of Directors, or any Committee thereof, may participate in a meeting of the Board of Directors or such Committee by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this
Section 8 shall constitute presence in person at such meeting.

     SECTION 9. Interested Directors. No contract or transaction between the Corporation and one or more of its Directors or Officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its Directors or Officers are Directors or Officers or have a financial interest, shall be void or voidable solely for this reason, or solely because the Director or Officer is present at or participates in the meeting of the Board of Directors or Committee thereof which authorizes the contract or transaction, or solely because any such Director's or Officer's vote is counted for such purpose if: (i) the material facts as to the Director's or Officer's relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the Committee, and the Board of Directors or Committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested Directors, even though the disinterested Directors be less than a quorum; or (ii) the material facts as to the Director's or Officer's relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a Committee thereof or the stockholders. Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a Committee which authorizes the contract or transaction.

                                    ARTICLE V
                                   COMMITTEES

     SECTION 1. Creation. The Board of Directors may, by resolution or resolutions passed by a majority of the Board of Directors, designate one or more committees each to consist of three or more Directors of the Corporation. The Board of Directors may designate one or more Directors as alternate members of any Committee, who may replace any absent or disqualified member at any meeting of any such Committee. In the absence or disqualification of a member of a Committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member. Each Committee, to the extent permitted by applicable law and provided in the resolution establishing the Committee shall have and may exercise such powers, duties and authority in the management of the business and affairs of the Corporation as shall be delegated to it by the Board of Directors except that no such Committee shall have power to (i) approve or adopt, or recommend to the stockholders, any action or matter expressly required by law to be submitted to stockholders for approval, or (ii) adopt, amend or repeal any Bylaw of the Corporation.

     SECTION 2. Committee Procedure. Each such Committee established by the Board of Directors shall meet at stated times or on notice to all members by any member of such Committee. Each such Committee shall establish its own rules of procedure. Each such Committee shall keep regular minutes of its proceedings and report the same to the Board of Directors.

                                   ARTICLE VI
                                 INDEMNIFICATION

     SECTION 1. Power to Indemnify in Actions, Suits or Proceedings other than Those by or in the Right of the Corporation. Subject to Section 3 of this
Article VI, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that such person is or was a Director or Officer of the Corporation, or is or was a Director or Officer of the Corporation serving at the request of the Corporation as a Director, Officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was unlawful.

     SECTION 2. Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Corporation. Subject to Section 3 of this Article VI, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a Director or Officer of the Corporation, or is or was a Director or Officer of the Corporation serving at the request of the Corporation as a Director, Officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     SECTION 3. Authorization of Indemnification. Any indemnification under this
Article VI (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former Director or Officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 1 or
Section 2 of this Article VI, as the case may be. Such determination shall be made, with respect to a person who is a Director or Officer at the time of such determination, (i) by a majority vote of the Directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) by a Committee of such Directors designated by a majority vote of such Directors, even though less than a quorum, or (iii) if there are no such Directors, or if such Directors so direct, by independent legal counsel in a written opinion, or
(iv) by the stockholders. Such determination shall be made, with respect to former Directors and Officers, by any person or persons having the authority to act on the matter on behalf of the Corporation. To the extent, however, that a present or former Director or Officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.

     SECTION 4. Good Faith Defined. For purposes of any determination under
Section 3 of this Article VI, a person shall be deemed to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe such person's conduct was unlawful, if such person's action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to such person by the Officers of the Corporation or Officers of another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The provisions of this Section 4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article VI, as the case may be.

     SECTION 5. Indemnification by a Court. Notwithstanding any contrary determination in the specific case under Section 3 of this Article VI, and notwithstanding the absence of any determination thereunder, any Director or Officer may apply to the Court of Chancery of the State of Delaware or any other court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Section 1 or Section 2 of this Article
VI. The basis of such indemnification by a court shall be a determination by such court that indemnification of the Director or Officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article VI, as the case may be. Neither a contrary determination in the specific case under Section 3 of this Article VI nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the Director or Officer seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Section 5 shall be given to the Corporation promptly upon the filing of such application. If successful, in whole or in part, the Director or Officer seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

     SECTION 6. Expenses Payable in Advance. Subject to applicable law, expenses (including attorneys' fees) incurred by a Director or Officer in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Director or Officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article VI. Subject to applicable law, such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate.

     SECTION 7. Nonexclusivity of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate of Incorporation, these Bylaws, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Section 1 and Section 2 of this Article VI shall be made to the fullest extent permitted by law. The provisions of this Article VI shall not be deemed to preclude the indemnification of any person who is not specified in
Section 1 or Section 2 of this Article VI but whom the Corporation has the power or obligation to indemnify under the provisions of the General Corporation Law of the State of Delaware (the "DGCL" ), or otherwise.

     SECTION 8. Insurance. The Corporation shall purchase and maintain insurance on behalf of any person who is or was a Director or Officer of the Corporation, or is or was a Director or Officer of the Corporation serving at the request of the Corporation as a Director, Officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article VI.

     SECTION 9. Certain Definitions. For purposes of this Article VI, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its Directors or Officers, so that any person who is or was a Director or Officer of such constituent corporation, or is or was a Director or Officer of such constituent corporation serving at the request of such constituent corporation as a Director, Officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VI with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued. The term "another enterprise" as used in this Article VI shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Corporation as a Director, Officer, employee or agent. For purposes of this Article VI, references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a Director, Officer, employee or agent of the Corporation which imposes duties on, or involves services by, such Director or Officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article VI.

     SECTION 10. Survival of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VI shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a Director or Officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

     SECTION 11. Limitation on Indemnification. Notwithstanding anything contained in this Article VI to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Section 5 of this Article
VI), the Corporation shall not be obligated to indemnify any Director or Officer (or his or her heirs, executors or personal or legal representatives) or advance expenses in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors of the Corporation.

     SECTION 12. Indemnification of Employees and Agents. The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article VI to Directors and Officers of the Corporation.

                                   ARTICLE VII
                                    OFFICERS

     SECTION 1. General. The Officers of the Corporation shall be chosen by the Board of Directors and shall be a Chairman of the Board, a Chief Executive Officer, a President, one or more Vice Presidents, a Secretary, a Treasurer and such other Officers as may from time to time be chosen by the Board of Directors. The Chief Executive Officer shall be empowered to appoint and remove from office, at his or her discretion, Assistant Vice Presidents and Assistant Secretaries. Any number of offices may be held by the same person, unless prohibited by applicable law, the Certificate of Incorporation or these Bylaws. The Officers of the Corporation need not be stockholders of the Corporation nor, except in the case of the Chairman of the Board, need such Officers be Directors of the Corporation.

     SECTION 2. Election; Term; Vacancies. The Board of Directors, at its first meeting held after each annual meeting of stockholders, shall elect the Officers of the Corporation who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors; and each Officer of the Corporation shall hold office until such Officer's successor is elected and qualified, or until such Officer's earlier death, resignation or removal. Any Officer chosen or appointed by the Board of Directors may be removed either with or without cause at any time by the affirmative vote of a majority of the entire Board of Directors. If the office of any Officer other than an assistant Officer becomes vacant for any reason, the vacancy shall be filled by the affirmative vote of a majority of the entire Board of Directors.

     SECTION 3. Chairman of the Board. A Chairman of the Board shall be chosen from among the Directors. The Chairman of the Board shall preside at all meetings of the stockholders and the Board of Directors. Except where by law the signature of the Chief Executive Officer or President is required, the Chairman of the Board shall possess the same power as the Chief Executive Officer and President to sign all contracts, certificates and other instruments of the Corporation which may be authorized by the Board of Directors. During the absence or disability of the Chief Executive Officer, the Chairman of the Board shall exercise all the powers and discharge all the duties of the Chief Executive Officer. The Chairman of the Board shall also perform such other duties and may exercise such other powers as may from time to time be assigned to such Officer by these Bylaws or by the Board of Directors.

     SECTION 4. Vice Chairman. The Vice Chairman shall be designated by the Board of Directors and shall, subject to the control of the Board of Directors, perform all the duties of the Chairman of the Board of Directors in his or her absence or disability and shall perform such other duties as may be prescribed by the Board of Directors.

     SECTION 5. Chief Executive Officer. The Chief Executive Officer shall, subject to the control of the Board of Directors, have responsibility for the general and active management of the business of the Corporation and shall have the general powers and duties of management usually vested in the Chief Executive Officer of a corporation. The Chief Executive Officer shall see that all orders and resolutions of the Board of Directors are carried into effect and shall implement the general directives, plans and policies formulated by the Board of Directors. The Chief Executive Officer may employ and discharge employees and agents of the Corporation, except such as shall be appointed by the Board of Directors, and he or she may delegate these powers. In the absence or disability of the Chairman of the Board, the Chief Executive Officer shall preside at all meetings of the stockholders. Except where by law the signature of the President is required, the Chief Executive Officer shall possess the same power as the President to sign all contracts, certificates and other instruments of the Corporation which may be authorized by the Board of Directors. During the absence or disability of the President, the Chief Executive Officer shall exercise all the powers and discharge all the duties of the President. The Chief Executive Officer shall also perform such other duties and may exercise such other powers as may from time to time be assigned to such Officer by these Bylaws or by the Board of Directors.

     SECTION 6. President. The President shall be the Chief Operating Officer of the Corporation. The President shall have such responsibilities and authority as determined by these Bylaws or by the Board of Directors of the Corporation.

     SECTION 7. Chief Financial Officer. The Chief Financial Officer shall, subject to the control of the Board of Directors, have responsibility for the financial management of the Corporation. The Chief Financial Officer shall have such powers and perform such duties as from time to time may be assigned to him or her by the Board of the Directors, by the Chief Executive Officer or by the President. The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of the Corporation, using appropriate accounting principles; have supervision over and be responsible for the financial affairs of the Corporation; cause to be kept at the principal executive office of the Corporation and preserved for review as required by law or regulation all financial records of the Corporation; be responsible for the establishment of adequate internal control over the transactions and books of account of the Corporation; and be responsible for rendering to the proper Officers and the Board of Directors upon request, and to the stockholders and other parties as required by law or regulation, financial statements of the Corporation.

     SECTION 8. Vice President. The Vice President or Vice Presidents, in the order designated by the Board of Directors, shall be vested with all the powers and required to perform all the duties of the President in his or her absence or disability and shall perform such other duties as may be prescribed by the Board of Directors.

     SECTION 9. Secretary. The Secretary shall perform all the duties commonly incident to his or her office, and keep accurate minutes of all meetings of the stockholders, the Board of Directors and the Committees of the Board of Directors, recording all the proceedings of such meetings in a book or books to be kept for that purpose. He or she shall give, or cause to be given, proper notice of meetings of stockholders and the Board of Directors. If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the stockholders and meetings of the Board of Directors, and if there be no Assistant Secretary, then either the Board of Directors, the Chief Executive Officer or the President may choose another Officer to cause such notice to be given. The Secretary shall have custody of the seal of the Corporation and the Secretary or any Assistant Secretary, if there be one, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary. The Board of Directors may give general authority to any other Officer to affix the seal of the Corporation and to attest to the affixing by such Officer's signature. The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be, and shall perform such other duties as the Board of Directors shall designate.

     SECTION 10. Treasurer. The Treasurer may be the Chief Financial Officer of the Corporation. The Treasurer shall have custody of the funds and securities of the Corporation and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He or she shall disburse the funds of the Corporation as may be ordered by the Board of Directors, Chief Executive Officer, President or Chief Financial Officer, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer, President or Chief Financial Officer and the Board of Directors, at its regular meetings, or whenever the Board of Directors may require it, an account of all his or her transactions as Treasurer and of the financial condition of the Corporation. Until such time as a controller may be elected by the Board of Directors, the Treasurer shall also maintain adequate records of all assets, liabilities and transactions of the Corporation and shall see that adequate audits thereof are currently and regularly made. The Treasurer shall cause to be prepared, compiled and filed such reports, statements, statistics and other data as may be required by law or prescribed by the President or Chief Financial Officer. If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the office of the Treasurer and for the restoration to the Corporation, in case of the Treasurer's death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the Treasurer's possession or under the Treasurer's control belonging to the Corporation. The Treasurer shall also perform such other duties and may exercise such other powers as may from time to time be assigned to such Officer by these Bylaws or by the Board of Directors, the Chief Executive Officer or the Chief Financial Officer.

     SECTION 11. Other Officers. Such other Officers as the Board of Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors. The Board of Directors may delegate to any other Officer of the Corporation the power to choose such other Officers and to prescribe their respective duties and powers.

     SECTION 12. Voting Securities Owned by the Corporation. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chairman of the Board, Chief Executive Officer, President, Chief Financial Officer, any Vice President or any other Officer authorized to do so by the Board of Directors and any such Officer may, in the name of and on behalf of the Corporation, take all such action as any such Officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.

                                  ARTICLE VIII
                                      STOCK

     SECTION 1. Certificates. The Board of Directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of its capital stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. To the extent certificates are issued, every holder of certificated shares of stock in the Corporation shall be entitled to have a stock certificate signed by, or in the name of, the Corporation (i) by the Chairman of the Board, the Chief Executive Officer, the President or a Vice President and (ii) by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by such stockholder in the Corporation. Any or all of the signatures on a stock certificate may be a facsimile, either engraved or printed. The Board of Directors may from time to time appoint and maintain one or more transfer agents and registrars of transfers, which may be the same agency or agencies, and may require all certificates to bear the signatures of one (1) of such transfer agents and one (1) of such registrars of transfers, or as the Board of Directors may otherwise direct. The stock certificates of the Corporation, if any, shall bear the seal of the Corporation or shall bear a facsimile of such seal engraved or printed.

     In case any Officer, transfer agent or registrar who has signed, or whose facsimile signature or signatures have been used on, any certificate or certificates of stock, shall have ceased to be an Officer, transfer agent or registrar, whether because of death, resignation or otherwise, before such certificate or certificates is issued and delivered by the Corporation, such certificate or certificates may nevertheless be issued and delivered by the Corporation with the same effect as if such person were such Officer, transfer agent or registrar at the date of issue.

     SECTION 2. Lost Certificates. If a certificate of stock is lost, stolen or destroyed, the Board of Directors may, at its discretion, direct a new certificate to be issued by the Corporation in its stead upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed and the giving of a satisfactory bond of indemnity, in an amount sufficient to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate or the issuance of such new certificate. A certificate may be issued without requiring bond when, in the judgment of the Board of Directors, it is proper to do so.

     SECTION 3. Transfers. Stock of the Corporation shall be transferable in the manner prescribed by applicable law and in these Bylaws. Transfers of stock shall be made on the books of the Corporation only by the person named in the stock records of the Corporation or by such person's attorney lawfully constituted in writing and upon the surrender of any certificate therefor, properly endorsed for transfer and payment of all necessary transfer taxes; provided, however, that such surrender and endorsement or payment of taxes shall not be required in any case in which the Officers of the Corporation shall determine to waive such requirement. Every certificate exchanged, returned or surrendered to the Corporation shall be marked "Cancelled," with the date of cancellation, by the Secretary or Assistant Secretary of the Corporation or the transfer agent thereof. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.

     SECTION 4. Dividend Record Date. In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

     SECTION 5. Stockholders of Record. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise required by law.

                                   ARTICLE IX
                                     NOTICES

     SECTION 1. Notices. Whenever written notice is required by law, the Certificate of Incorporation or these Bylaws, to be given to any stockholder, such notice may be given by mail, addressed to such stockholder, at such person's address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation under applicable law, the Certificate of Incorporation or these Bylaws shall be effective if given by a form of electronic transmission if consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the Corporation. Any such consent shall be deemed to be revoked if (i) the Corporation is unable to deliver by electronic transmission two (2) consecutive notices by the Corporation in accordance with such consent, and (ii) such inability becomes known to the Secretary or Assistant Secretary of the Corporation or to the transfer agent, or other person responsible for the giving of notice; provided, however, that the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. Notice given by electronic transmission, as described above, shall be deemed given: (i) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (ii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (iii) if by a posting on an electronic network, together with separate notice to the stockholder of such specific posting, upon the later of (a) such posting and (b) the giving of such separate notice; and
(iv) if by any other form of electronic transmission, when directed to the stockholder. Notice to Directors or Committee members may be given personally, by mail as described above, or by telegram, telex, cable or by means of electronic transmission.

     SECTION 2. Waivers of Notice. Whenever any notice is required by applicable law, the Certificate of Incorporation or these Bylaws, to be given to any Director, member of a Committee or stockholder, a waiver thereof in writing, signed by the person or persons entitled to notice, or a waiver by electronic transmission by the person or persons entitled to notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting, present in person or represented by proxy, shall constitute a waiver of notice of such meeting, except where the person attends the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.


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

Neither the business to be transacted at, nor the purpose of, any annual or special meeting of stockholders or any regular or special meeting of the Directors or members of a Committee of Directors need be specified in any written waiver of notice unless so required by law, the Certificate of Incorporation or these Bylaws.

                                    ARTICLE X
                               GENERAL PROVISIONS

     SECTION 1. Fiscal Year. The fiscal year of the Corporation shall begin the first day of January and end on the 31st day of December of each year.

     SECTION 2. Dividends. Dividends upon the capital stock of the Corporation, subject to the requirements of the DGCL and the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting of the Board of Directors (or any action by written consent in lieu thereof in accordance with Section 7 of Article IV hereof) and may be paid in cash, in property or in shares of the Corporation's capital stock. Before payment of any dividend, the Directors may set apart out of any of the funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for purchasing any of the shares of capital stock, warrants, rights, options, bonds, debentures, notes, scrip or other securities or evidences of indebtedness of the Corporation, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve or reserves.

     SECTION 3. Disbursements. All checks, drafts, demands or orders for the payment of money and notes of the Corporation shall be signed by the Chief Financial Officer, Treasurer or by such other Officer, officers, person or persons as the Board of Directors may from time to time designate.

     SECTION 4. Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its incorporation, and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                   ARTICLE XI
                               AMENDMENT TO BYLAWS

     Subject to the provisions of the Certificate of Incorporation, these Bylaws may be altered, amended or repealed, in whole or in part, or new Bylaws may be adopted by the stockholders or by the Board of Directors; provided, however, that notice of such alteration, amendment, repeal or adoption of new Bylaws be contained in the notice of such meeting of the stockholders or the Board of Directors, as the case may be. All such amendments must be approved by a majority of the entire Board of Directors then in office or by the affirmative vote of the holders of at least eighty percent (80%) of the voting power of the outstanding shares of capital stock entitled to vote for the election of


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

Directors. Notice of all such amendments shall be provided to the stockholders in accordance with the provisions of Article II hereof.

                                   ARTICLE XII
                     CERTIFICATE OF INCORPORATION TO GOVERN

     Notwithstanding anything to the contrary herein, in the event any provision contained herein is inconsistent with or conflicts with a provision of the Certificate of Incorporation, such provision herein shall be superseded by the inconsistent provision in the Certificate of Incorporation, to the extent necessary to give effect to such provision in the Certificate of Incorporation.

                                  ARTICLE XIII
                    LIMITATIONS OF OWNERSHIP BY NON-CITIZENS

     SECTION 1. Equity Securities. All (a) capital stock of, or other equity interests in, the Corporation, (b) securities convertible into or exchangeable for shares of capital stock, voting securities or other equity interests in the Corporation, or (c) options, warrants or other rights to acquire the securities described in clauses (a) and (b), whether fixed or contingent, matured or unmatured, contractual, legal, equitable or otherwise (collectively, "Equity Securities") shall be subject to limitations set forth in this Article XII.

     SECTION 2. Non-Citizen Voting and Ownership Limitations. It is the policy of the Corporation that, consistent with the requirements of Subtitle VII of Title 49 of the United States Code, as amended, or as the same may be from time to time amended (the "Aviation Act"), that any person or entity who is not a "citizen of the United States" (as defined in Section 40102(a)(15) of the Aviation Act and administrative interpretations issued by the Department of Transportation, its predecessors and successors, from time to time), including any agent, trustee or representative of such person or entity (a "Non-Citizen"), shall not own (beneficially or of record) and/or control more than (a) 24.9% of the aggregate votes of all outstanding Equity Securities of the Corporation (the "Voting Cap Amount") or (b) 49.9% of the number of outstanding shares of Equity Securities of the Corporation (the "Absolute Cap Amount" and, together with the Voting Cap Amount, the "Cap Amounts"). If Non-Citizens nonetheless at any time own and/or control more than the Voting Cap Amount, the voting rights of the Equity Securities in excess of the Voting Cap Amount shall be automatically suspended in accordance with Section 3 below. Further, if at any time a transfer of Equity Securities to a Non-Citizen would result in Non-Citizens owning more than the Absolute Cap Amount, such transfer shall be void and of no effect, in accordance with Section 3 below.

     SECTION 3. Foreign Stock Record. The Corporation or any transfer agent shall maintain a separate stock record, designated the "Foreign Stock Record," for the registration of Equity Securities held by Non-Citizens. It is the duty of each stockholder who is a Non-Citizen to register his, her or its Equity Securities on the Foreign Stock Record. The beneficial ownership of Equity Securities by Non-Citizens shall be determined in conformity with regulations prescribed by the Board of Directors. The


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

Foreign Stock Record shall include (i) the name and nationality of each Non-Citizen and (ii) the date of registration of such Equity Securities in the Foreign Stock Record. In no event shall Equity Securities registered on the Foreign Stock Record representing more than the Voting Cap Amount be voted. In the event that Non-Citizens shall own (beneficially or of record) or have voting control over any Equity Securities, the voting rights of such persons shall be subject to automatic suspension to the extent required to ensure that the Corporation is in compliance with applicable provisions of law and regulations relating to ownership or control of a United States air carrier. Voting rights of Equity Securities owned (beneficially or of record) by Non-Citizens shall be suspended in reverse chronological order based upon the date of registration in the Foreign Stock Record. In the event that any transfer of Equity Securities to a Non-Citizen would result in Non-Citizens owning (beneficially or of record) more than the Absolute Cap Amount, such transfer shall be void and of no effect and shall not be recorded in the Foreign Stock Record or the stock records of the Corporation. In the event that the Corporation shall determine that the Equity Securities registered on the Foreign Stock Record or the stock records of the Corporation exceed the Absolute Cap Amount, sufficient shares shall be removed from the Foreign Stock Record and the stock records of the Corporation so that the number of shares entered therein does not exceed the Absolute Cap Amount. Shares of Equity Securities shall be removed from the Foreign Stock Record and the stock records of the Corporation in reverse chronological order based on the date of registration in the Foreign Stock Record and the stock records of the Corporation.

     SECTION 4. Registration of Shares. A Non-Citizen, may request, in writing to the Secretary of the Corporation, that the Corporation register ownership of shares held by such Non-Citizen on the Foreign Stock Record and the Corporation shall comply with such request, subject to the limitations set forth in Section
3. The order in which such shares shall be registered on the Foreign Stock Record shall be chronological, based on the date the Corporation received a written request to so register such shares; provided, that any Non-Citizen who purchases or otherwise acquires shares that are registered on the Foreign Stock Record, may register such shares in its own name within thirty (30) days of such acquisition, in which event such Person will assume the position of the seller of such shares in the chronological order of shares registered on the Foreign Stock Record.

     SECTION 5. Certification of Shares. (a) The Corporation may by notice in writing (which may be included in the form of proxy or ballot distributed to stockholders in connection with the annual meeting or any special meeting of the stockholders of the Corporation, or otherwise) require a person that is a holder of record of shares or that the Corporation knows to have, or has reasonable cause to believe has beneficial ownership of shares to certify in such manner as the Corporation shall deem. appropriate (including by way of execution of any form of proxy or ballot of such person) that, to the knowledge of such person:

          (1) all shares as to which such person has record ownership or beneficial ownership are owned and controlled only by citizens of the United States; or


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

          (2) the number of shares of record or beneficially owned by such person that are owned and/or controlled by Non-Citizens is as set forth in such certificate.

     (b) With respect to any shares identified in response to clause (a)(2) above, the Corporation may require such person to provide such further information as the Corporation may reasonably require in order to implement the provisions of this Article XIII.

     (c) For purposes of applying the provisions of this Article XII with respect to any shares, in the event of the failure of any person to provide the certificate or other information to which the Corporation is entitled pursuant to this Section 5, the Corporation shall presume that the shares in question are owned and/or controlled by Non-Citizens.

                               * * * * * * * * * *

Adopted as of: September 27, 2005

Last Amended as of: _______________________


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